Exhibit 99.3

ROGERS COMMUNICATIONS INC.

OFFER TO EXCHANGE

Up to US$1,000,000,000 2.95% Senior Notes due 2025, US$1,300,000,000 3.20% Senior Notes due 2027, US$2,000,000,000 3.80% Senior Notes due 2032, US$750,000,000 4.50% Senior Notes due 2042 and US$2,000,000,000 4.55% Senior Notes due 2052

for a like aggregate principal amount of

2.95% Senior Notes due 2025, 3.20% Senior Notes due 2027, 3.80% Senior Notes due 2032, 4.50% Senior Notes due 2042 and 4.55% Senior Notes due 2052, respectively, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)

Pursuant to the Prospectus dated         , 2023

, 2023

To our Clients:

Enclosed for your consideration is a prospectus, dated , 2023 (as amended or supplemented, the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offers of Rogers Communications Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), to exchange up to the aggregate principal amount outstanding of each series of Restricted Notes (as defined below) for a like aggregate principal amount of the corresponding series of Exchange Notes (as defined below) in a transaction registered under the Securities Act (each an “Exchange Offer” and, collectively, the “Exchange Offers”).

Series of Restricted Notes (collectively, the “Restricted Notes”)	Aggregate Principal Amount Outstanding		Series of Notes Registered Under the Securities Act (collectively, the “Exchange Notes”)
2.95% Senior Notes due 2025	US$	1,000,000,000	2.95% Senior Notes due 2025
3.20% Senior Notes due 2027	US$	1,300,000,000	3.20% Senior Notes due 2027
3.80% Senior Notes due 2032	US$	2,000,000,000	3.80% Senior Notes due 2032
4.50% Senior Notes due 2042	US$	750,000,000	4.50% Senior Notes due 2042
4.55% Senior Notes due 2052	US$	2,000,000,000	4.55% Senior Notes due 2052

The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Restricted Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Restricted Notes do not apply to the Exchange Notes.

The Exchange Offers are being made in order to satisfy certain obligations of the Company and Rogers Communications Canada Inc., a wholly-owned subsidiary of the Company (the “Guarantor”), contained in the registration rights agreement, dated as of March 11, 2022 (the “Registration Rights Agreement”), among the Company, the Guarantor and BofA Securities, Inc., as representative of the initial purchasers. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of one or more series of the Restricted Notes held by us for your account but not registered in your name. A tender of such Restricted Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed note power from us or arrange to have the Restricted Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Restricted Notes on your behalf in accordance with the provisions of the Exchange Offers. Each Exchange Offer will expire at 5:00 p.m., New York City time, on    , 2023, unless extended by the Company in its discretion (such date and time as it may be extended, the “Expiration Date”). The extension of any particular Exchange Offer will not result in an extension of any other Exchange Offer unless the Company so provides in the relevant notice of extension. Any Restricted Notes tendered pursuant to the Exchange Offers may be withdrawn in accordance with the procedures set forth in the Prospectus at any time before the applicable Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offers are for any and all Restricted Notes.

2.	The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers”.

4.	Each Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Restricted Notes, please instruct us to do so by completing, executing and returning to us the instruction form and certificate on the back of this letter.

The Letter of Transmittal is furnished to you for informational purposes only and may not be used to tender Restricted Notes, unless you obtain a properly completed note power from us or arrange to have the Restricted Notes registered in your name. If we do not receive written instructions in accordance with the below and the procedures in the Prospectus and Letter of Transmittal, we will not tender any of the Restricted Notes on your account.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Exchange Offers made by the Company with respect to the Restricted Notes.

This will instruct you to tender the Restricted Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Restricted Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Restricted Notes held by you for the account of the undersigned as indicated below:

Series of Restricted Notes	Aggregate Principal Amount to Tender*
2.95% Senior Notes due 2025	$
3.20% Senior Notes due 2027	$
3.80% Senior Notes due 2032	$
4.50% Senior Notes due 2042	$
4.55% Senior Notes due 2052	$

☐ Please do not tender any Restricted Notes held by you for the account of the undersigned.

*

Restricted Notes may only be tendered in the minimum denominations of $2,000 in principal amount or in integral multiples of $1,000 above that amount. Unless otherwise indicated, the entire principal amount for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Restricted Notes, including but not limited to the representations that the undersigned (i) has full power and authority to tender, exchange, sell, assign and transfer the Restricted Notes being tendered and that the Company will acquire good, marketable and unencumbered title to the Restricted Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to such person’s sale or transfer and not subject to any adverse claim when the Restricted Notes are accepted by the Company, (ii) is acquiring the Exchange Notes in connection with the Exchange Offers in the ordinary course of its business, (iii) has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes it will receive in the Exchange Offers, (iv) is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company and (v) if the undersigned is a broker-dealer, is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes.

If a holder of the Restricted Notes (a) will be acquiring any Exchange Notes not in the ordinary course of its business, (b) is participating or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (c) is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or (d) is a broker-dealer that has acquired the Restricted Notes for its own account directly from the Company, such holder and such broker-dealer may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any resale transaction.

SIGN HERE

Dated:
Signature(s):
Print Name(s):
Address:
(Please include Zip Code)
Telephone Number
(Please include Area Code)
Tax Identification Number or Social Security Number:

None of the Restricted Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Restricted Notes held by us for your account.

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